CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2012 relating to the consolidated financial statements, which appears in Synthesis Energy Systems, Inc. and subsidiaries' (a development stage enterprise) Annual Report on Form 10-K for the year ended June 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 29, 2013